EXHIBIT 10.35

INFOSPACE, INC.

RESTATED 1996 FLEXIBLE STOCK INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

U.S.- Based Vice President or Above

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant.

Name:

You have been granted                      Restricted Stock Units. Each such Unit is equivalent to one Share of Common Stock of the Company for purposes of determining the number of Shares subject to this award. None of the Restricted Stock Units will be issued (nor will you have the rights of a stockholder with respect to the underlying shares) until the vesting conditions described below are satisfied. Additional terms of this grant are as follows:

Date of Grant	, 20

Vesting Schedule:	[Insert Vesting Schedule]

You acknowledge and agree that this agreement and the vesting schedule set forth herein does not constitute an express or implied promise of continued engagement as an employee, consultant, or directors, as applicable, for the vesting period, for any period, or at all, and shall not interfere with your right or the Company’s right to terminate your relationship with the Company at any time, with or without cause.

You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions relating to the Plan and this award.

By your signature below, you agree that this Notice of Grant, the form of Restricted Stock Unit Agreement attached as Exhibit A hereto and the Restated 1996 Flexible Stock Incentive Plan constitute your entire agreement with respect to this award and may not be modified adversely to your interest except by means of a writing signed by the Company and you.

GRANTEE:

Signature

Print Name

INFOSPACE, INC.

RESTATED 1996 FLEXIBLE STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

U.S.- Based Vice President or Above

1. Grant. The Company hereby grants to the employee listed on the Notice of Grant of Restricted Stock Units (the “Employee”) an award of Restricted Stock Units (“RSUs”), as set forth in the Notice of Grant of Restricted Stock Units and subject to the terms and conditions in this Agreement and the Company’s Restated 1996 Flexible Stock Incentive Plan (the “Plan”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Agreement.

2. Company’s Obligation. Each RSU represents the right to receive a share of Stock (a “Share”) on the vesting date. Unless and until the RSUs vest, the Employee will have no right to receive Shares under such RSUs. Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule. Subject to paragraph 4, to Plan Section 16 and to any other relevant Plan provisions, the RSUs awarded by this Agreement will vest in the Employee according to the vesting schedule specified in the Notice of Grant. The effect of a Company approved unpaid leave of absence on the terms and conditions of the RSU will be determined by the Plan Administrator and subject to applicable laws. Unless otherwise provided by the Plan Administrator, the vesting dates for the RSUs will be postponed by an amount of time equal to the amount time of the Employee’s approved unpaid leave of absence.

4. Forfeiture upon Termination of Service. Notwithstanding any contrary provision of this Agreement or the Notice of Grant, if the Employee terminates service as an employee for any or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Company.

5. Payment after Vesting. Any RSUs that vest in accordance with paragraph 3 will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in Shares, provided that to the extent determined appropriate by the Company, the minimum statutorily required federal, state and local withholding taxes with respect to such RSUs will be paid by reducing the number of vested RSUs actually paid to the Employee. You may also elect, pursuant to the appropriate election form to be provided by the Company, to have the Company withhold from the vested shares subject to the RSU additional shares in an amount necessary to satisfy your tax obligations above the minimum statutorily required amounts.

6. Payments after Death. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee or Employee’s broker.

8. No Effect on Employment. The Employee’s employment with the Company and its Subsidiaries is on an at-will basis only. Accordingly, the terms of the Employee’s employment with the Company and its Subsidiaries will be determined from time to time by the Company or the Subsidiary employing the Employee (as the case may be), and the Company or the Subsidiary will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause or notice.

9. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at [ADDRESS]; Attn: Stock Administration, or at such other address as the Company may hereafter designate in writing or electronically.

10. Grant is Not Transferable. Except to the limited extent provided in paragraph 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

11. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Employee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

13. Plan Governs. This Agreement and the Notice of Grant are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the Plan, the provisions of the Plan will govern.

14. Plan Administrator Authority. The Plan Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Plan Administrator in good faith will be final and binding upon Employee, the Company and all other interested persons. No member of the Plan Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.